UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	SASR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2021, the Compensation Committee of the Board of Directors of Sandy Spring Bancorp, Inc. approved Split Dollar Life Insurance Agreements with each of the following named executive officers: Daniel J. Schrider, Philip J. Mantua, Joseph J. O’Brien, Jr., R. Louis Caceres and Kevin Slane. In the case of Messrs. Schrider, Mantua and Caceres, the Split Dollar Life Insurance Agreements represent an amendment of and restatement of the Officer Group Term Replacement Plan for such executive.

Pursuant to each of the Split Dollar Life Insurance Agreements, the executive’s designated beneficiary will be entitled to share in the death proceeds payable under one or more life insurance policies owned by Sandy Spring Bank (the “Bank”) in the event of the executive’s death while the Agreement remains in effect. The amount payable to the executives’ beneficiaries is the lesser of two and one-half times the executive’s base salary or the net death proceeds of the policies, which is defined as the total death proceeds minus the greater of the cash surrender value of the policies or the aggregate premiums paid by the Bank.

The Split Dollar Life Insurance Agreements will terminate if the executive has a separation from service, other than as a result of the executive’s disability or following a change in control, prior to the executive’s normal retirement date or early retirement date. An executive’s normal retirement date is the date on which the executive has attained age 65 and an executive’s early retirement date is the date on which the executive has both attained age 60 and completed ten years of service.

Item 9.01	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

10.1	Form of Split Dollar Life Insurance Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: May 27, 2021	By:	/s/ Daniel J. Schrider
Daniel J. Schrider
President and Chief Executive Officer